                                                                 EXHIBIT 99.B8.1





                               AGREEMENT BETWEEN


                         BROWN BROTHERS HARRIMAN & CO.


                                      AND


                             FIRSTAR TRUST COMPANY


                                      AND


                                THE STRONG FUNDS

                               TABLE OF CONTENTS

1.  Employment of Subcustodian                                                    1

2.  Powers and Duties of the Subcustodian
    with  respect to Property of the Funds
    held  by the Subcustodian                                                     2

    2.1    Safekeeping                                                            2
    2.2    Manner of Holding Securities                                           2
    2.3    Registration                                                           2
    2.4    Purchases                                                              3
    2.5    Exchanges                                                              4
    2.6    Sales of Securities                                                    5
    2.7    Depositary Receipts                                                    6
    2.8    Exercise of Rights;  Tender Offers                                     7
    2.9    Stock Dividends, Rights, Etc.                                          7
    2.10   Options                                                                7
    2.11   Borrowings                                                             8
    2.12   Demand Deposit Bank Accounts                                           9
    2.13   Interest Bearing Call or Time Deposits                                10
    2.14   Futures Contracts                                                     12
    2.15   Foreign Exchange Transactions                                         13
    2.16   Stock Loans                                                           14
    2.17   Collections                                                           14
    2.18   Dividends, Distributions and Redemptions                              16
    2.19   Proxies, Notices, Etc.                                                16
    2.20   Nondiscretionary Details                                              17
    2.21   Bills                                                                 17
    2.22   Deposit of Fund Assets in Securities Systems                          18
    2.23   Other Transfers                                                       20
    2.24   Investment Limitations                                                21
    2.25   Subcustodian Advances                                                 21
    2.26   Restricted Securities                                                 22
    2.27   Proper Instructions                                                   24
    2.28   Segregated Account                                                    26
    2.29   Opinion of Fund's Independent Certified
           Public Accountants                                                    27
    2.30   Reports by Independent Certified Public Accountants                   27
    2.31   Proceeds from Shares Sold                                             27

3.  Powers and Duties of the Subcustodian with
    Respect to the Appointment of Secondary Subcustodians                        28

4.  Assistance by the Subcustodian as to Certain Matters                         33


5.  Powers and Duties of the Subcustodian with
    Respect to its Role as Recordkeeping Agent                                   34

    5.1    Records                                                               34
    5.2    Accounts                                                              34
    5.3    Access to Records                                                     34

6.  Standard of Care and Related Matters                                         35

    6.1    Liability of the Subcustodian with
           Respect to Proper Instructions;
           Evidence of Authority; Etc.                                           35
    6.2    Liability of the Subcustodian with
           Respect to Use of Securities Systems
           and Foreign Depositories                                              36
    6.3    Liability of the Subcustodian with
           respect to Secondary Subcustodians                                    37
    6.4    Standard of Care; Liability;
           Indemnification                                                       38
    6.5    Mitigation by Subcustodian                                            40
    6.6    Expenses of the Custodian and the Funds                               40
    6.7    Liability for Past Records                                            41
    6.8    Reimbursement of Disbursements, Etc.                                  41
    6.9    Notice of Litigation; Right to Prosecute, Etc.                        41
    6.10   Security for Obligations to Subcustodian                              42
    6.11   Appointment of Agents                                                 45
    6.12   Powers of Attorney                                                    45

7.  Compensation of the Subcustodian                                             46

8.  Termination; Successor Custodian/Subcustodian;
    Additional Funds                                                             46

9.  Amendment; Waiver                                                            48

10. Governing Law                                                                48

11. Notices                                                                      48

12. Binding Effect                                                               49

13. Severability                                                                 49

14. Counterparts                                                                 49


                              CUSTODIAN AGREEMENT

         AGREEMENT made this 22nd day of December, 1993, between FIRSTAR TRUST COMPANY (the "Custodian") and each of the Funds listed in Appendix B attached hereto as said Exhibit may from time to time be revised (collectively, the "Funds" individually, a "Fund") and Brown Brothers Harriman & Co, (the "Subcustodian");
         WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
         1. Employment of Subcustodian: The Custodian and the Funds hereby employ and appoint the Subcustodian as a subcustodian for the term and subject to the provisions of this Agreement. The Subcustodian shall not be under any duty or obligation to require a Fund to deliver to it any securities, funds or other property owned by the Fund and shall have no responsibility or liability for or on account of securities, funds or other property not so delivered. Each Fund will deposit with the Subcustodian copies of its Declaration of Trust or Certificate of Incorporation and By-Laws (or comparable documents) and all amendments thereto, and copies of such votes and other proceedings of the shareholders or Trustees or Directors of the Fund as may be necessary for or convenient to the Subcustodian in the performance of its duties. The Subcustodian shall maintain separate accounts and records for each of the Funds.

       2. Powers and Duties of the Subcustodian with respect to Property of the Funds held by the Subcustodian: Except for securities, funds and other property held by any Secondary Subcustodian appointed pursuant to the provisions of Section 3 hereof or held by any Foreign Depository (as said term is defined in Section 3) utilized by a Secondary Subcustodian, the Subcustodian shall have and perform the following powers and duties with respect to securities, funds and other property of the Funds:
       2.1 Safekeeping - To keep safely the securities, funds and other property of each Fund that have been delivered to the Subcustodian and, on behalf of the Custodian and each Fund, from time to time to receive delivery of securities and other property for safekeeping.
       2.2     Manner of Holding Securities - To hold securities of each Fund
(1) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (2) in book-entry form by a Securities System (as said term is defined in Section 2.22) or a Foreign Depository,
       2.3 Registration - To hold registered securities of each Fund, with or without any indication of fiduciary capacity, provided that securities are held in an account of the Subcustodian containing only property of such Fund or only property held as fiduciary or custodian for customers; provided that the records of the Subcustodian shall indicate at all times the Funds or other customers for which such securities and other property are held in such account and the respective interests therein.
       2.4     Purchases - Upon receipt of proper instructions, as defined in
Section 2.27, insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of a Fund, payment being made only upon receipt of the securities (1) by the Subcustodian, or (2) by a clearing corporation of a national securities exchange of which the Subcustodian is a member, or (3) by a Securities System or a Foreign Depository. However, (i) in the case of repurchase agreements entered into by a Fund, the Subcustodian (as well as an Agent) may release funds to a Securities System, a Foreign Depository or a Secondary Subcustodian prior to the receipt of advice from the Securities System, Foreign Depository or Secondary Subcustodian that the securities underlying such repurchase agreement have been transferred by book-entry into the Account (as defined in Section 2.22) of the Subcustodian (or such Agent) maintained with such Securities System or to the Foreign Depository or Secondary Subcustodian, so long as such payment instructions to the Securities System, Foreign Depository or Secondary Subcustodian include a requirement that delivery is only against payment for securities, (ii) in the case of foreign exchange contracts, options, time deposits, call account deposits, currency deposits, and other deposits, contracts or options pursuant to Sections 2.10, 2.72, 2.13, 2.14 and 2.15, the Subcustodian may make payment therefor without receiving an instrument evidencing said deposits, contracts or options so long as such payment instructions detail specific deposits, contracts or options to be acquired, and (iii) in the case of securities as to which payment for the securities and receipt of the instrument evidencing the securities ordinarily take place in different locations or through separate parties, the Subcustodian may make payment for such securities prior to delivery thereof only if such payment is in accordance with the terms of the instrument representing the security or the generally accepted practice of Institutional Clients (as hereinafter defined) in the country or countries in which the settlement occurs or the terms of the instrument representing the security, but in all events subject to the standard of care set forth in Section 6 hereof. "Institutional Clients" shall mean major commercial banks, corporations, insurance companies, or substantially similar institutions, which, as a substantial part of their business operations, purchase or sell securities and make use of custodial services.
       2.5 Exchanges - Upon receipt of proper instructions, to exchange securities held by it for the account of a Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without proper instructions, the Subcustodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into an account as permitted in Section 2.3, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Subcustodian.
       2.6 Sales of Securities - Upon receipt of proper instructions, to make delivery of securities which have been sold for the account of a Fund, but only against payment therefor (1) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or (2) by credit to the account of the Subcustodian with a clearing corporation of a national securities exchange of which the Subcustodian is a member, or (3) by credit to the account of the Subcustodian or an Agent of the Subcustodian with a Securities System or a Foreign Depository. Notwithstanding the foregoing: (i) in the case of delivery of physical certificates or instruments representing securities, the Subcustodian may make delivery to the broker buying the securities, against receipt therefor, for examination in accordance with "street delivery" custom, provided that the payment therefor is to be made to the Subcustodian (which payment may be made by a broker's check) or that such securities are to be returned to the Subcustodian, and (ii) in the case of securities referred to in clause (iii) of Section 2.4, the Subcustodian may make settlement, including with respect to the form of payment, in accordance with the terms of the instrument representing the security or the generally accepted trade practice of Institutional Clients in the country or countries in which the settlement occurs, but in all events subject to the standard of care set forth in Section 6 hereof, provided that the Subcustodian shall have taken all reasonable steps to ensure prompt collection of the payment for, or return of, such securities by the broker or its clearing agent and provided further that the Subcustodian shall not be responsible for the selection of a broker or clearing agent that fails or is unable to perform.
       2.7 Depositary Receipts - Upon receipt of proper instructions, to instruct a Secondary Subcustodian or an Agent to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Secondary Subcustodians or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Subcustodian, or a nominee of the Subcustodian, for delivery to the Subcustodian in Boston, Massachusetts, or at such other place as the Subcustodian may from time to time designate.
       Upon receipt of proper instructions, to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Subcustodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to a Secondary Subcustodian or an Agent.
       2.8 Exercise of Rights; Tender Offers - Upon timely receipt of proper instructions, to promptly deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Subcustodian, and, upon receipt of proper instructions, to promptly deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Subcustodian.
       2.9 Stock Dividends, Rights, Etc. - To receive and collect all stock dividends, rights and other items of like nature; and to deal with the same pursuant to proper instructions relative thereto.
       2.10 Options - Upon receipt of proper instructions or upon receipt of instructions given pursuant to any agreement relating to an option or as otherwise provided in any such agreement to (i) receive and retain, to the extent provided to the Subcustodian, confirmations or other documents evidencing the purchase, sale or writing of an option of any type on or in respect of a security, securities index or similar form of property by a Fund;
(ii) deposit and maintain in a segregated account, either physically or by book-entry in a Securities System or Foreign Depository or with a broker, dealer or other entity, securities, funds or other property in connection with options transactions entered into by a Fund; (iii) transfer securities, funds or other property to a Securities System, Foreign Depository, broker, dealer or other entity, as margin (including variation margin) or other security for a Fund's obligations in respect of any option; and (iv) pay, release and/or transfer such securities, funds or other property in accordance with a notice or other communication evidencing the expiration, termination or exercise of or default under any such option furnished by The Options Clearing Corporation, by the securities or options exchange on which such option is traded or by such broker, dealer or other entity as may be responsible for handling such options transaction or have authority to give such notice or communication. The Subcustodian shall not be responsible for the sufficiency of property held in any segregated account established in compliance with applicable margin maintenance requirements or the performance of the other terms of any agreement relating to an option. Notwithstanding the foregoing, options on futures contracts and options to purchase and sell foreign currencies shall be governed by Sections 2.14 and 2.15.
       2.11 Borrowings - Upon receipt of proper instructions, to deliver securities of a Fund to lenders or their agents as collateral for borrowings effected by the Fund, provided that such borrowed money is payable by the lender to or upon the Subcustodian's order as Subcustodian for the Fund.
       2.12 Demand Deposit Bank Accounts - To open and operate an account or accounts in the name of each Fund, subject only to draft or order by the Custodian or a Fund, and to hold in such account or accounts as a deposit accepted on the Subcustodian's books cash, including foreign currency, received for the account of such Fund other than cash held as deposits with Banking Institutions in accordance with the following paragraph. The responsibilities of the Subcustodian for cash, including foreign currency, of a Fund accepted on the Subcustodian's books as a deposit shall be that of a U. S. bank for a similar deposit.
       If and when authorized by proper instructions, the Subcustodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by the Custodian or a Fund in such instructions (any such bank or trust company so designated by the Custodian and a Fund being referred to hereafter as a "Banking Institution"), and may deposit cash, including foreign currency, of such Fund in such account or accounts, provided that such account(s) (hereinafter collectively referred to as "demand deposit bank accounts") shall be in the name of the Subcustodian or a nominee of the Subcustodian for the account of such Fund or for the account of the Subcustodian's customers generally and shall be subject only to the

Subcustodian's draft or order; provided that any such demand deposit bank account shall contain only property held by the Subcustodian as a fiduciary or custodian for the Fund and/or other customers and that the records of the Subcustodian shall indicate at all times such Fund and/or other customers for which such funds are held in such account and the respective interests therein. Such demand deposit accounts may be opened with Banking Institutions in the United States and in other countries and may be denominated in either U. S. Dollars or other currencies as the Custodian or a Fund may determine. The records for each such account will be maintained by the Subcustodian but the deposits in any such account shall not constitute a deposit liability of the Subcustodian. All such deposits, including with Secondary Subcustodians, shall be deemed to be portfolio securities of a Fund and accordingly the responsibility of the Subcustodian therefor shall be the same as and no greater than the Subcustodian's responsibility in respect of other portfolio securities of the Fund. The authorization by Custodian or a Fund to appoint a Secondary Subcustodian as such shall also constitute a proper instruction to open a demand deposit bank account subject to the provisions of this paragraph with such Secondary Subcustodian.
       2.13 Interest Bearing Call or Time Deposits - To place interest bearing fixed term and call deposits with such banks and in such amounts as the Custodian or a Fund may authorize pursuant to proper instructions. Such deposits may be placed with the

Subcustodian or with Secondary Subcustodians or other Banking Institutions as the Custodian or a Fund may determine, in the name of the Subcustodian or a nominee of the Subcustodian for the account of the Fund or the account of the Subcustodian's customers generally and subject only to the Subcustodian's draft or order; provided that any such deposit shall be held in an account containing only property held by the Subcustodian as a fiduciary or custodian for the Fund and/or other customers and that the records of the Subcustodian shall indicate at all times such Fund and/or other customers for which such funds are held in such account and the respective interests therein. Deposits may be denominated in U. S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Subcustodian, provided that the Subcustodian shall include in its records with respect to the assets of a Fund appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution and other appropriate details, and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Subcustodian by the Banking Institution. Funds, other than those accepted on the Subcustodian's books as a deposit, but including those placed with Secondary Subcustodians, shall be deemed portfolio securities of a Fund and the responsibilities of the Subcustodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in the second paragraph of Section 2.12 of this Agreement. The responsibility of the Subcustodian for funds accepted on the Subcustodian's books as a deposit shall be that of a U. S. bank for a similar deposit.
       2.14 Futures Contracts - Upon receipt of proper instructions or upon receipt of instructions given pursuant to any agreement relating to a futures contract or an option thereon or as otherwise provided in any such agreement, to (i) receive and retain, to the extent provided to the Subcustodian, confirmations or other documents evidencing the purchase or sale of a futures contract or an option on a futures contract by a Fund; (ii) deposit and maintain in a segregated account, either physically or by book-entry in a Securities System or Foreign Depository, for the benefit of any futures commission merchant, or pay to such futures commission merchant, securities, cash or other property designated by the Custodian or a Fund as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contract purchased or sold or any option on a futures contract written, purchased or sold by the Fund, in accordance with the provisions of any agreement relating thereto or the rules of the Commodity Futures Trading Commission and/or any contract market or any similar organization on which such contract or option is traded; and (iii) pay, release and/or transfer securities, cash or other property into or out of such margin accounts only in accordance with any such agreement or rules. The Subcustodian shall not be responsible for the sufficiency of property held in any segregated account established in compliance with applicable margin maintenance requirements or the performance of the other terms of any agreement relating to a futures contract or an option thereon.
       2.15 Foreign Exchange Transactions - Pursuant to proper instructions, to settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of a Fund with such currency brokers or Banking Institutions, including Secondary Subcustodians, as the Custodian or the Fund may direct pursuant to proper instructions. The Subcustodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions as the Subcustodian may receive and the maintenance of proper records as set forth in Section 5.1. In connection with such transactions, the Subcustodian is authorized to make free outgoing payments of cash in the form of U. S. Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received. Each Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Subcustodian as a result of the failure or delay of third parties to deliver foreign exchange.
       Alternatively, such transactions may be undertaken by the Subcustodian as principal, if instructed by a Fund.
          Foreign exchange contracts and options, other than those executed with the Subcustodian as principal, but including those executed with Secondary Subcustodians, shall be deemed to be portfolio securities of a Fund and the responsibility of the Subcustodian therefor shall be the same as and no greater than the Subcustodian's responsibility in respect of other portfolio securities of the Fund. The responsibility of the Subcustodian with respect to foreign exchange contracts and options executed with the Subcustodian as principal shall be that of a U. S. bank with respect to a similar contract or option.
       2.16 Stock Loans - Upon receipt of proper instructions, to deliver securities of a Fund, in connection with loans of securities by the Fund, to the borrower thereof prior to receipt of the collateral, if any, for such borrowing, provided that for stock loans secured by cash collateral the Subcustodian's instructions to any Securities System holding such securities require that the Securities System may deliver the securities to the borrower thereof only upon receipt of the collateral for such borrowing.
       2.17 Collections - (i) To collect and receive all income, payments of principal and other payments with respect to the securities held hereunder, and in connection therewith to deliver the certificates or other instruments representing the securities to the issuer thereof or its agent when securities are called, redeemed, retired or otherwise become payable; provided, that the payment is to be made in such form and manner and at such time, which may be after delivery by the Subcustodian of the instrument representing the security, as is in accordance with the terms of the instrument representing the security, or such proper instructions as the Subcustodian may receive, or governmental regulations, the rules of Securities Systems, Foreign Depositories or other U.S. or foreign securities depositories and clearing agencies or, with respect to securities referred to in clause (iii) of Section 2.4, in accordance with the terms of the instrument representing the security or the generally accepted practice of Institutional Clients in the country or countries in which the settlement occurs, but in all events subject to the standard of care set forth in Section 6 hereof, provided that the Subcustodian shall have taken all reasonable steps to ensure prompt collection of the payment for, or return of, such securities by the broker or its clearing agent and provided further that the Subcustodian shall not be responsible for the selection of a broker or clearing agent that fails or is unable to perform; (ii) to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income, principal or other payments with respect to securities of a Fund or in connection with transfer of securities; and (iii) pursuant to proper instructions to take such other actions with respect to collection or receipt of funds or transfer of securities which involve an investment decision.
       2.18 Dividends, Distributions and Redemptions - Upon receipt of proper instructions from the Custodian or a Fund, or upon receipt of instructions from the Fund's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Custodian or the Fund shall have authorized), the Subcustodian shall release securities, funds or other property to the Shareholder Servicing Agent or other wise apply securities, funds or other property, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of proper instructions from the Custodian or the Fund, or upon receipt of instructions from the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Custodian or the Fund shall have authorized), the Subcustodian shall release securities, funds or other property, insofar as available, to the Shareholder Servicing Agent or as such Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of the Fund.
       2.19 Proxies, Notices, Etc. - Promptly to deliver or mail to the Custodian or a Fund all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Subcustodian, and upon receipt of proper instructions, to promptly execute and deliver or cause its nominee to promptly execute and deliver such proxies or other authorizations as may be required. Neither the Subcustodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.
       2.20 Nondiscretionary Details - Without the necessity of express authorization from the Custodian or a Fund, (1) to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, funds or other property of the Fund held by the Subcustodian except as otherwise directed from time to time by the Custodian or the Directors or Trustees of the Fund, and (2) to make payments to itself or others for minor expenses of handling securities or other similar items relating to the Subcustodian's duties under this Agreement, provided that all such payments shall be accounted for to a Fund.
       2.21 Bills - Upon receipt of proper instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of a Fund (including but not limited to interest charges, taxes, management fees, compensation to Fund officers and employees, and other operating expenses of a Fund).
       2.22    Deposit of Fund Property in Securities Systems - The
Subcustodian may deposit and/or maintain securities owned by a Fund in (i) The Depository Trust Company, (ii) the Participants Trust Company, (iii) any book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart O, or (iv) any other domestic clearing agency registered with the Securities and Exchange Commission under
Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Custodian or the Fund has previously approved in writing (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:
       1) The Subcustodian may deposit and/or maintain Fund securities, either directly or through one or more Agents appointed by the Subcustodian (provided that any such agent shall be qualified to act as a custodian of a Fund pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Subcustodian or such Agent in the Securities System which shall not include any assets of the Subcustodian or Agent other than property held as a fiduciary, custodian, or otherwise for customers;
       2) The records of the Subcustodian with respect to securities of a Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;
       3) The Subcustodian shall pay for securities purchased for the account of a Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Subcustodian to reflect such payment and transfer for the account of the Fund. The Subcustodian shall transfer securities sold for the account of a Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Subcustodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for a Fund by the Subcustodian or an Agent as referred to above, and be provided to the Custodian or the Fund at its request. The Subcustodian shall furnish the Custodian or a Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Custodian or the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Custodian or the Fund on the next business day;

       4) The Subcustodian shall provide the Custodian or a Fund with any report obtained by the Subcustodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Subcustodian and such Agents shall send to the Custodian or the Fund such reports on their own systems of internal accounting control as the Custodian or the Fund may reasonably request from time to time; and
       5) At the written request of the Custodian or the Fund, the Subcustodian will terminate the use of any such Securities System on behalf of the Fund as promptly as practicable.

       2.23 Other Transfers - Upon receipt of proper instructions, to deliver securities, funds and other property of a Fund to a Secondary Subcustodian or another custodian for the Fund as necessary to effect transactions authorized by proper instructions and upon receipt of proper instructions, to deliver securities, funds and other property of a Fund to a Secondary Subcustodian or another custodian of the Fund; and, upon receipt of proper instructions, to make such other disposition of securities, funds or other property of a Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions relating to such disposition shall state the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

       2.24 Investment Limitations - In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for a Fund, the Subcustodian may assume unless and until notified in writing to the contrary that proper instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Declaration of Trust or Certificate of Incorporation or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Trustees or Directors of the Fund. The Subcustodian shall in no event be liable to the Custodian or any Fund and shall be indemnified by the Custodian and the Fund for any violation which occurs in the course of carrying out instructions given by the Custodian or the Fund of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities, borrow or take similar actions affecting the Fund.
       2.25 Subcustodian Advances - In the event that the Subcustodian is directed by proper instructions to make any payment or transfer of funds on behalf of a Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Subcustodian on behalf of the Fund, the Subcustodian may, in its discretion without further proper instructions, provide an advance ("Advance") to the Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made. In addition, in the event the Subcustodian is directed by proper instructions to make any payment or transfer of funds on behalf of a Fund as to which it is subsequently determined that the Fund has overdrawn its cash account with the Subcustodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance. Any Advance shall be payable by the Fund or the Custodian on demand by Subcustodian, unless otherwise agreed by the Custodian or the Fund and the Subcustodian, and shall accrue interest from the date of the Advance to the date of payment by the Fund or the Custodian at a rate agreed upon in writing from time to time by the Subcustodian and the Custodian or the Fund. It is understood that any transaction in respect of which the Subcustodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Subcustodian is not acting as a principal, is for the account of and at the risk of a Fund, and not, by reason of such Advance, deemed to be a transaction undertaken by the Subcustodian for its own account and risk. The Subcustodian and each Fund acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of securities for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by the Fund. The Subcustodian shall promptly notify a Fund of any Advance. Such notification shall be sent by facsimile transmission or in such other manner as such Fund and the Subcustodian may agree.
       2.26 Restricted Securities - In the case of a "restricted security", the Custodian or the Fund shall have the responsibility to provide to or obtain for the Subcustodian, the issuer of the security or other appropriate third party any necessary documentation, including without limitation, legal opinions or consents, and to take any necessary actions required in connection with the registration of restricted securities in the manner provided in Section 2.3 upon acquisition thereof by the Fund or required in connection with any sale or other disposition thereof by the Fund. Upon acquisition and until so registered, the Subcustodian shall use its best efforts to service such restricted securities (including, without limitation, the receipt and collection of cash and stock dividends, rights and other items of like nature); to exercise in a timely manner any right in respect of any restricted security; and to take any action in a timely manner in respect of any other type of corporate action relating to a restricted security. The Subcustodian shall not have responsibility for the inability of a Fund to sell or otherwise transfer in a timely manner any restricted security in the absence of any such documentation or action to be provided, obtained or taken by the Custodian or the Fund or for the Subcustodian's inability to take in a timely manner any of the actions referred to in the preceeding sentence provided that such inability of the Custodian or the Fund to sell or otherwise transfer restricted securities pursuant to this Section 2.26 or the Subcustodian's inability to take the aforesaid actions is not caused by the negligence, misfeasance or misconduct of the Subcustodian or its nominees. At such time as the Subcustodian shall receive any restricted security, regardless of when it shall be registered as aforesaid, the Custodian or the Fund shall also deliver to the Subcustodian a term sheet summarizing those rights, restrictions or other matters of which the Subcustodian should have knowledge, such as exercise periods, expiration dates and payment dates, in order to assist the Subcustodian in servicing such securities. As used herein, the term "restricted security" shall mean a security which is subject to restrictions on transfer, whether by reason of contractual restrictions or federal, state or foreign securities or similar laws, or a security which has special rights or contractual features which do not apply to publicly-traded shares of, or comparable interests representing, such security.
       2.27 Proper Instructions - Proper instructions shall mean a tested telex or a swift message from the Custodian or a Fund or a written request, direction, instruction or certification signed or initialled on behalf of the Custodian or the Fund by two or more persons as the Custodian or the Board of Trustees or Directors of the Fund shall have from time to time authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Custodian or the Fund shall be signed by such person. Those persons authorized to give proper instructions may be identified by the Custodian or the Fund's Board of Trustees or

Directors by name, title or position and will include at least one officer empowered by the Custodian or the Board to name other individuals who are authorized to give proper instructions on behalf of the Custodian or the Fund. Telephonic or other oral instructions or instructions given by facsimile transmission may be given by any one of the above persons and will be considered proper instructions if the Subcustodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Oral instructions will be confirmed by tested telex or in writing in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Subcustodian in reasonable reliance upon such oral instructions. The Custodian and each Fund authorizes the Subcustodian to tape record any and all telephonic or other oral instructions given to the Subcustodian by or on behalf of the Custodian or the Fund (including any of their respective officers, Directors, Trustees, employees or agents or any investment manager or adviser of the Fund or person or entity with similar reponsibilities which is authorized to give proper instructions on behalf of the Custodian or the Fund to the Subcustodian). Proper instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.
       Proper instructions may include communications effected directly between electromechanical or electronic devices or systems, in addition to tested telex, provided that the Custodian or the Fund and the Subcustodian agree to the use of such device or system.
       2.28 Segregated Account - The Subcustodian shall upon receipt of proper instructions establish and maintain on its books a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities of the Fund, including securities maintained by the Subcustodian pursuant to Section 2.22 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Subcustodian and/or Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act) relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, or (iv) as mutually agreed from time to time between the Custodian or the Fund and the Subcustodian.
       2.29 Opinion of Fund's Independent Certified Public Accountants - The Subcustodian shall take all reasonable action as a Fund may request to obtain from year to year favorable opinions from the Fund's independent certified public accountants with respect to the Subcustodian's activities hereunder in connection with the preparation of the Fund's Securities and Exchange Commission registration statement and all amendments thereto and the Fund's Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of the Securities and Exchange Commission.
       2.30 Reports by Independent Certified Public Accountants - At the request of a Fund, the Subcustodian shall deliver to the Fund a written report prepared by the Subcustodian's independent certified public accountants with respect to the services provided by the Subcustodian under this Agreement, including, without limitation, the Subcustodian's accounting system, internal accounting control and procedures for safeguarding cash, securities and other property, including cash, securities and other property deposited and/or maintained in a Securities System or with a Secondary Subcustodian. Such report shall be sufficient scope and in sufficient detail as may reasonably be required by a Fund and as may reasonably be obtained by the Subcustodian.
       2.31 Proceeds from Shares Sold - The Subcustodian shall receive funds representing cash payments received for Fund shares issued or sold from time to time by a Fund, and shall promptly credit such funds to the account of the applicable Fund. The Subcustodian shall promptly notify such Fund of the Subcustodian's receipt of cash in payment for shares issued by the Fund by facsimile transmission or in such other manner as the Fund and Subcustodian may agree in writing. Upon receipt of proper instructions, the Subcustodian shall: (a) deliver all federal funds received by the Subcustodian in payment for Fund shares in payment for such investments and at the time agreed upon by the Subcustodian and the relevant Fund; and (b) make federal funds available to such Fund as of specified times agreed upon from time to time by the Fund and the Subcustodian, in the amount of checks received in payment for Fund shares that are deposited in the account of the Fund.
       3. Powers and Duties of the Subcustodian with Respect to the Appointment of Secondary Subcustodians: With regard to the selection of a Secondary Subcustodian or Foreign Depository pursuant to this Section 3, the Subcustodian may, at any time and from time to time; appoint, subject to approval of the relevant Fund or Funds: (i) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under
Section 17(f) of the Investment Company Act of 1940 and the rules and regulations thereunder or by order of the Securities and Exchange Commission exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the Investment Company Act of 1940 meeting the requirements of a custodian under Section 17(f) of the Investment Company Act of 1940 and the rules and regulations thereunder. The Custodian and each Fund hereby authorize and instruct the Subcustodian to hold securities, funds and other property of the Fund which are maintained outside the United States at subcustodians appointed pursuant to the provisions of this
Section 3 (a "Secondary Subcustodian"). The Custodian and each Fund shall approve in writing (1) the appointment of each Secondary Subcustodian and the subcustodian agreement to be entered into between such Secondary Subcustodian and the Subcustodian, and (2) if the Secondary Subcustodians is organized under the laws of a country other than the United States, the country or countries in which the Secondary Subcustodians is authorized to hold securities, funds and other property of the Fund. The Custodian and each Fund hereby further authorize and instruct the Subcustodian and any Secondary Subcustodian to utilize such securities depositories located outside the United States which are approved in writing by the Custodian and the Fund to hold securities, funds and other property of the Fund (a "Foreign Depository"). Upon such approval by the Custodian and the Fund, the Subcustodian is authorized on behalf of the Custodian and the Fund to notify each Secondary Subcustodian of its appointment as such.
       Those Secondary Subcustodians, and the countries where and the Foreign Depositories through which they or the Subcustodian may hold securities, funds and other property of a Fund which the

Custodian and each Fund has approved to date are set forth on Appendix A hereto. The Custodian shall monitor the performance and financial condition of the Subcustodians, Secondary Subcustodians and Foreign Depositories to the extent practicable and shall promptly report to each Fund any material adverse facts of which it becomes aware. Upon request of a Fund, the Custodian shall deliver to the Fund a certificate stating: (i) the identity of each Subcustodian or Secondary Subcustodian then acting on behalf of the Custodian, as identified in Appendix A and as such Appendix may be amended from time to time; (ii) the countries in which and the securities depositories and clearing agents through which each such Subcustodian or Secondary Subcustodian is then holding securities, funds and other property of the Fund; and (iii) such other information as may be requested by the Fund and as the Custodian shall be reasonably able to obtain to evidence compliance with Rule 17f-5 under the Investment Company Act of 1940. Upon approval by a Fund in accordance with this Section 3, Appendix A shall be amended from time to time as Secondary Subcustodians, and/or countries and/or Foreign Depositories are changed, added or deleted. The Custodian or the Fund shall be responsible for informing the Subcustodian sufficiently in advance of a proposed investment which is to be held in a country not listed on Appendix A, in order that there shall be sufficient time for the Custodian and the Fund to give the approval required by the preceding paragraph and for the Subcustodian to put the appropriate arrangements in place with such Secondary Subcustodian, including negotiation of a subcustodian agreement and submission of such subcustodian agreement to the Custodian and the Fund for approval.
       If a Fund shall have invested in a security to be held in a country before the foregoing procedures have been completed, such security shall be held by such agent as the Subcustodian may appoint. In any event, the Subcustodian shall be liable to the Custodian and the Fund for the actions of such agent if and only to the extent the Subcustodian shall have recovered from such agent for any damages caused the Custodian and/or the Fund by such agent. At the request of the Custodian or a Fund, the Subcustodian agrees to remove any securities held on behalf of the Fund by such agent, if practical, to an approved Secondary Subcustodian. Under such circumstances the Subcustodian will collect income and respond to corporate actions on a best efforts basis.
       With respect to securities and funds held by a Secondary Subcustodian, either directly or indirectly (including by a Foreign Depository or foreign clearing agency) or by a Foreign Depository or foreign clearing agency utilized by the Subcustodian, notwithstanding any provision of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of the securities or payment, respectively, and securities or payment may be received in a form, in accordance with governmental regulations, rules of Foreign Depositories and foreign clearing agencies, or generally accepted trade practice in the applicable local market.

In the event that any Secondary Subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Subcustodian shall use its best efforts to cause such Secondary Subcustodian to perform such obligations. In the event that the Subcustodian is unable to cause such Secondary Subcustodian to perform fully its obligations thereunder, the Subcustodian shall forthwith upon the Custodian or a Fund's request terminate such Secondary Subcustodian as a Secondary Subcustodian for such Fund in accordance with the termination provisions under the applicable subcustodian agreement and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this Section 3. At the election of the Custodian or a Fund, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Subcustodian's rights against any such Secondary Subcustodian for loss, damage or expense caused the Custodian or the Fund by such Secondary Subcustodian. The Subcustodian agrees to cooperate with the Fund and or the Custodian, as the case may be, and take all actions reasonably requested by the Fund or the Custodian, at the Fund's expense, in connection with the enforcement of any rights of the Subcustodian by the Fund or the Custodian.
       The Subcustodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder in respect of a Fund except upon the prior written approval of the Custodian and the Fund.

       The Subcustodian may, at any time in its discretion upon notification to the Custodian and a Fund, terminate any Secondary Subcustodian of the Fund in accordance with the termination provisions under the applicable secondary subcustodian agreement, and at the written request of the Custodian or a Fund, the Subcustodian will terminate any Secondary Subcustodian in respect of the Fund in accordance with the termination provisions under the applicable secondary subcustodian agreement.
       If necessary or desirable, the Subcustodian may appoint another subcustodian in respect of a Fund to replace a Secondary Subcustodian terminated pursuant to the foregoing provisions of this Section 3, such appointment to be made upon approval of the successor subcustodian by the Custodian and the Fund's Board of Directors or Trustees in accordance with the provisions of this Section 3.
       In the event the Subcustodian receives a claim from a Secondary Subcustodian under the indemnification provisions of any subcustodian agreement in respect of a Fund, the Subcustodian shall promptly give written notice to the Custodian and the Fund of such claim. No more than thirty days after written notice to the Custodian and the Fund of the Subcustodian's intention to make such payment, the Custodian or the Fund will reimburse the Subcustodian the amount of such payment except in respect of any negligence or misconduct of the Subcustodian.
       4. Assistance by the Subcustodian as to Certain Matters: The Subcustodian may assist generally in the preparation of reports to Fund shareholders and others, audits of accounts, and other ministerial matters of like nature.
       5. Powers and Duties of the Subcustodian with Respect to its Role as Recordkeeping Agent: The Subcustodian shall have and perform the following powers and duties with respect to recordkeeping:
       5.1 Records - To create, maintain and retain such records relating to its activities and obligations under this Agreement as are required under the Investment Company Act of 1940 and the rules and regulations thereunder (including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder) and under applicable Federal and State tax laws. All such records will be the property of the relevant Fund and in the event of termination of this Agreement shall be delivered to the Fund or successor custodian.
       5.2 Accounts - To keep books of account and render statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by proper instructions.
       5.3 Access to Records - The books and records maintained by the Subcustodian pursuant to Sections 5.1 and 5.2 shall at all times during the Subcustodian's regular business hours be open to inspection and audit by officers of, attorneys for and auditors employed by the Custodian or a Fund and by employees and agents of the Securities and Exchange Commission, provided that all such individuals shall observe all security requirements of the

Subcustodian applicable to its own employees having access to similar records within the Subcustodian and such regulations as may be reasonably imposed by the Subcustodian.
       6.      Standard of Care and Related Matters:
       6.1 Liability of the Subcustodian with Respect to Proper Instructions; Evidence of Authority, Etc. The Subcustodian shall not be liable for any action taken or omitted in reliance upon proper instructions reasonably believed by it to be genuine or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.
       The Secretary or Assistant Secretary of the Custodian and of each Fund shall certify to the Subcustodian the names, signatures and scope of authority of all persons authorized to give proper instructions or any other such notice, request, direction, instruction, certificate or instrument on behalf of the Custodian or the Fund, respectively, the names and signatures of the officers of the Custodian or the Fund, respectively, the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of the Custodian or the Fund's respective Board of Directors or Trustees or shareholders. Such certificate may be accepted and relied upon by the Subcustodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.
       So long as and to the extent that it is in the exercise of reasonable care, the Subcustodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.
       The Subcustodian shall be entitled, at the expense of a Fund, to receive and act upon advice of (i) counsel regularly retained by the Subcustodian in respect of custodian matters, (ii) counsel for the Custodian or the Fund, or
(iii) such other counsel as the Custodian or the Fund and the Subcustodian may agree upon, with respect to all matters, and the Subcustodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.
       6.2 Liability of the Subcustodian with Respect to Use of Securities Systems and Foreign Depositories - With respect to the portfolio securities, funds and other property of a Fund held by a Securities System or by a Foreign Depository utilized by the Subcustodian or any Secondary Subcustodian, the Subcustodian shall be liable to the Custodian or a Fund only for any loss, damage or expense to the Custodian or the Fund resulting from use of the Securities System or Foreign Depository if caused by any negligence, misfeasance or misconduct of the Subcustodian or any of its Agents (as said term is defined in Section 6.6) or of any of its or its Agents' employees or from any failure of the Subcustodian or any such Agent to enforce effectively such rights as it may have against the Securities System or Foreign Depository. At the election of the Custodian or a Fund, it shall be entitled to be subrogated to the rights of the Subcustodian with respect to any claim against the Securities System, Foreign Depository or any other person which the Subcustodian may have as a consequence of any such loss, damage or expense to the Custodian or the Fund if and to the extent that the Custodian or the Fund has not been made whole for any such loss, damage or expense. The Subcustodian agrees to cooperate with the Fund or the Custodian, as the case may be, and take all actions reasonably requested by the Fund or the Custodian, at the Fund's expense, in connection with the enforcement of any rights of the Subcustodian by the Fund or the Custodian.
       6.3 Liability of the Subcustodian with respect to Secondary Subcustodians - The Subcustodian shall be liable to a Fund for the actions or omissions of any Secondary Subcustodian to the same extent as if such actions or omissions were performed by the Subcustodian itself in the country in which the Secondary Subcustodian is operating under the terms of the secondary subcustodian agreement; provided, however, that if there has been a final adjudication of any term or provision thereof or of the governing law of such agreement by a court of competent jurisdication, then such determination shall govern the determination of the Subcustodian's liability under this Section
6.3. In the event of any loss, damage or expense suffered or incurred by a Fund caused by or resulting from the actions or omissions of any Secondary Subcustodian for which the Subcustodian would be liable pursuant to this
Section 6.3, the

Subcustodian shall promptly reimburse the Fund in the amount of any such loss, damage or expense.
       The Subcustodian shall also be liable to a Fund for the Subcustodian's own negligence in transmitting any instructions received by it from a Fund and for the Subcustodian's own negligence in connection with the delivery of any securities, funds or other property held by it to any Secondary Subcustodian.
       6.4 Standard of Care; Liability; Indemnification - The Subcustodian shall be held to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, and shall be liable to the Custodian and the relevant Fund for all loss, damage and expense suffered or incurred by the Custodian or the Fund resulting from the failure of the Subcustodian to exercise such reasonable care and diligence; provided that the Subcustodian shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.
       The Custodian and each Fund agree to indemnify and hold harmless the Subcustodian and its nominees from all claims and liabilities (including counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from the Subcustodian or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Notwithstanding the above, no Fund shall be liable to indemnify the Subcustodian for any claims and liabilities other than those arising from services provided to that particular Fund. Without limiting the foregoing indemnification obligation of the Custodian and each Fund, the Custodian and each relevant Fund agree to indemnify the Subcustodian and any nominee in whose name portfolio securities or other property of the Fund is registered against any liability the Subcustodian or such nominee may incur by reason of taxes assessed to the Subcustodian or such nominee or other costs, liability or expense incurred by the Subcustodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund is registered in the name of the Subcustodian or such nominee.
       In no event shall the Subcustodian incur liability under this Agreement if the Subcustodian or any Secondary Subcustodian, Securities System, Foreign Depository, Banking Institution or any agent or entity utilized by any of them (each individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Ageement provides shall be performed or omitted to be performed, by reason of (i) any Sovereign Risk or (ii) any provision of any present or future law or regulation or order of the United States of America or any state thereof, or of any foreign country or political subdivision thereof, or of any securities depository or clearing agency which operates a central system for handling of securities or equivalent book-entries in a country or which operates a transnational system for the central handling of securities or equivalent book-entries, or (iii) any provision of any order or judgment of any court of competent jurisdiction. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting a Fund's property; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the Subcustodian's control.
       6.5 Mitigation by Subcustodian - Upon the occurence of any event that causes or may cause loss, damage or expense to the Custodian or a Fund,
(i) the Subcustodian or a Secondary Subcustodian shall and (ii) the Subcustodian or a Secondary Subcustodian shall cause any applicable Subcustodian or Secondary Subcustodian to use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Custodian or the Fund.
       6.6 Expenses of the Custodian and the Funds - In addition to the liability of the Subcustodian or a Secondary Subcustodian under this Section 6, the Subcustodian or a Secondary Subcustodian shall be liable to the Custodian or the relevant Fund for all reasonable costs and expenses incurred by the Custodian or the Fund in connection with any claim by the Custodian or the Fund against the Subcustodian or a Secondary Subcustodian arising from the obligations of the Subcustodian or Secondary Subcustodian hereunder including, without limitation, all reasonable attorneys' fees and expenses incurred by the Custodian or the Fund in asserting any such claim, and all expenses incurred by the Fund in connection with any investigations, lawsuits or proceedings relating to such claims; provided, that the Custodian or relevant Fund has recovered from the Subcustodian or a Secondary Subcustodian for such claim.
       6.7 Liability for Past Records - The Subcustodian shall have no liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Subcustodian's duties hereunder by reason of the Subcustodian's reasonable reliance upon records that were maintained for the Fund by entities other than the Subcustodian prior to the Subcustodian's employment hereunder.
       6.8 Reimbursement of Disbursements, Etc. - The Subcustodian shall be entitled to receive reimbursement from the Custodian or the relevant Fund on demand, in the manner provided in Section 7, for its cash disbursements, expenses and charges (including the fees and expenses of any Secondary Subcustodian or any Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.
       6.9 Notice of Litigation; Right to Prosecute, Etc. - Neither the Custodian nor the Fund shall be liable for indemnification under Section 6 of this Agreement unless a Person shall have promptly notified the Custodian or the relevant Fund in writing of the commencement of any litigation or proceeding brought against such Person in respect of which indemnity may be sought under
Section 6. With respect to claims in such litigation or proceedings for which indemnity by the Custodian or a Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Custodian and the Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from the Custodian or the Fund to any Person, the Custodian or the relevant Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Custodian or the Fund may be subject to an indemnification obligation; provided, however, a Person shall be entitled to participate in (but not control), at its own expense, the defense of any such litigation or proceeding if the Custodian or the Fund has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding. If the Custodian or the Fund is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Person shall reasonably prosecute such litigation or proceeding.
       6.10 Security for Obligations to Subcustodian - If the Subcustodian or any nominee thereof shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement (collectively a "Liability"), except such as may arise from its or such nominee's breach of the relevant standard of conduct set forth in this Agreement, or if the Subcustodian shall make any Advance to a Fund, then in such event property equal in value to not more than 125% of such Advance and accrued interest on the Advance or the anticipated amount of such Liability, held at any time for the account of the Fund by the Subcustodian or a Secondary Subcustodian may be held as security for such Liability or for such Advance and accrued interest on the Advance. The Subcustodian shall designate the security or securities constituting security for an Advance or Liability (the "Designated Securities") by notice in writing to the Fund (which may be sent by telefax or telex). In the event the value of the Designated Securities shall decline to less than 110% of the amount of such Advance and accrued interest on the Advance or the anticipated amount of such Liability, then the Subcustodian may designate in the same manner an additional security for such obligation but the aggregate value of the Designated Securities and Additional Securities shall not be in excess of 125% of the amount of such Advance and the accrued interest on the Advance or the anticipated amount of such Liability. At the request of the Fund, the Subcustodian shall agree to substitution of a security or securities which have a value equal to the value of the Designated or Additional Securities which the Fund desires be released from their status as security, and such release from status as security shall be effective upon the Subcustodian and the Fund agreeing in writing as to the identity of the substituted security or securities, which shall thereupon become Designated Securities.
       Notwithstanding the above, the Subcustodian shall, at the request of a Fund, immediately release from their status as security any or all of the Designated Securities or Additional Securities upon the Subcustodian's receipt from such Fund cash or cash equivalents in an amount equal to 100% of the value of the Designated Securities or Additional Securities that the Fund desires to be released from their status as security pursuant to this Section. The Fund shall reimburse or indemnify the Subcustodian and shall pay any Advances upon demand; provided, however, that the Subcustodian first notified the Custodian or the Fund of such demand for repayment, reimbursement or indemnification.
If, upon notification, the Custodian or the Fund shall fail to pay such Advance or interest when due or shall fail to reimburse or indemnify the Subcustodian promptly in respect of a Liability, the Subcustodian shall be entitled to dispose of the Designated Securities and Additional Securities to the extent necessary to obtain repayment, reimbursement or indemnification. Interest, dividends and other distributions paid or received on the Designated Securities and Additional Securities, other than payments of principal or payments upon retirement, redemption or repurchase, shall remain the property of the Fund, and shall not be subject to this Section 6.10. To the extent that the disposition of a Fund's property, designated as security for such Advance or Liability, results in an amount less than necessary to obtain repayment, reimbursement or indemnification, the Fund shall continue to be liable to the Subcustodian for the difference between the proceeds of the disposition of the Fund's property, designated as security for such Advance or Liability, and the amount of the repayment, reimbursement or indemnification due to the Subcustodian.
       6.11 Appointment of Agents - The Subcustodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Subcustodian may from time to time direct, provided, however, that the appointment of such Agent (other than an Agent appointed pursuant to the third paragraph of Section 3) shall not relieve the Subcustodian of any of its responsibilities under this Agreement.
       In the event of any loss, damage, or expense suffered or incurred by the Custodian or a Fund caused by or resulting from the actions or omissions of any Agent for which the Subcustodian would otherwise be liable, the Subcustodian shall promptly reimburse the Custodian or the Fund, as the case may be, in the amount of any such loss, damage or expense.
       6.12 Powers of Attorney - Upon request, the Custodian or a Fund shall deliver to the Subcustodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Subcustodian or any Secondary Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.
       7. Compensation of the Subcustodian: The Custodian or such Fund shall pay the Subcustodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Subcustodian, the Custodian and each Fund. Such fee, together with all amounts for which the Subcustodian is to be reimbursed in accordance with Section 6.4, shall be billed to the Custodian or the Fund and be paid in cash to the Subcustodian.
       8.      Termination; Successor Custodian/Subcustodian; Additional Funds:
This Agreement shall continue in full force and effect until terminated as to one or more of the Funds by the Custodian, the Subcustodian or such Fund or Funds by an instrument in writing delivered or mailed, postage prepaid, to the other parties, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing. In the event of termination, the Subcustodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 6.4 and 7, and all Advances and Liabilities, upon receipt by the Custodian or the relevant Fund or Funds of a statement setting forth such fees, expenses, Advances and Liabilities.
       In the event of the appointment of a successor custodian, the Subcustodian shall take all reasonable steps to execute an agreement with the successor custodian and a Fund or Funds on substantially the same terms as contained in this Agreement. The Subcustodian agrees to cooperate with the Custodian, the successor custodian, and such Fund or Funds in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian.
       In the event of the appointment of a successor subcustodian, it is agreed that the securities, funds and other property owned by a Fund or Funds as to which this Agreement has been terminated and held by the Subcustodian or any Secondary Subcustodian shall be delivered to the successor subcustodian, unless the Subcustodian is otherwise instructed by the Custodian or the Fund or Funds. The Subcustodian agrees to cooperate with the Custodian, the successor custodian, and such Fund or Funds in execution of documents and performance of other actions necessary or desirable in order to substitute the successor subcustodian for the Subcustodian under this Agreement.
       An additional Fund or Funds may become a party to this Agreement after the date hereof by an instrument in writing to such effect signed by such Fund or Funds, the Custodian and the Subcustodian. If this Agreement is terminated as to one or more of the Funds (but less than all of the Funds) of if an additional Fund or Funds shall become a party to this Agreement, there shall be delivered to the Subcustodian by the Custodian an amended Appendix B deleting or adding such Fund or Funds, as the case may be. The termination of this Agreement as to less than all of the Funds shall not affect the obligations of the Custodian, the

Subcustodian and the remaining Funds hereunder as set forth in Appendix B, as revised from time to time.
       9. Amendment; Waiver: This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party or parties against which enforcement of the waiver, amendment or termination is sought.
       In connection with the operation of this Agreement, the Subcustodian, the Custodian and one or more of the Funds may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.
       The section headings in this Agreement are for the convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement.
       10. Governing Law: This Agreement is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.
       11. Notices: Notices and other writings delivered or mailed postage prepaid to a Fund addressed to the Fund at 100

Heritage Reserve, Menomonee Falls, Wisconsin 53051 Attention: Helge Krist Lee, or to such other address as the Fund may have designated to the Subcustodian and the Custodian in writing, or to the Custodian at 615 East Michigan Street,
P. 0. Box 701, Milwaukee, Wisconsin 53201, Attention: J. Redwine, or to such other address as the Custodian may have designated to the Funds and the Subcustodian in writing or to the Subcustodian at 40 Water Street, Boston, Massachusetts 02109, Attention: Manager, Securities Department, or to such other address as the Subcustodian may have designated to the Custodian and the Funds in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.
       12. Binding Effect: This Agreement shall be binding on and shall inure to the benefit of the Funds, the Custodian and the Subcustodian and their respective successors and assigns, provided that no party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties (except that assignment by a Fund shall not require the consent of any other Funds).
       13. Severability: If any provision of this Agreement shall be held or made unenforceable by a court decision, statute, rule, regulation or otherwise, the remaining provisions of this Agreement shall not be affected thereby.
       14. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.
       IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

       FIRSTAR TRUST COMPANY                    BROWN BROTHERS HARRIMAN & CO.

       By   _____________________               per pro  ______________________
       Title  ____________________

       FUNDS  LISTED IN APPENDIX B

       By   ______________________
       Title  _____________________

                       GLOBAL CUSTODY TRI-PARTY AGREEMENT

                           WITH FIRSTAR TRUST COMPANY

                   AND THE INDIVIDUAL STRONG FUNDS LISTED IN

                           APPENDIX B ATTACHED HERETO

                      DATE ______________________________

                       SPECIAL TERMS AND CONDITIONS RIDER


1.     Multiple Accounts

Pursuant to Sections 1 and 8 of the Agreement, Brown Brothers Harriman & Co. and Firstar Trust Company have established the Accounts set forth on Appendix B to be separately accounted for under the terms of this Agreement. Appendix B shall be updated from time to time by the Custodian to reflect any changes in the Funds a party to the Agreement.

             BROWN BROTHERS HARRIMAN & CO. - GLOBAL CUSTODY NETWORK
                                THE STRONG FUNDS
                                   APPENDIX A


COUNTRY                               SUBCUSTODIAN                                     DEPOSITORY
-------                               ------------                                     ----------
KOREA                   CITIBANK N.A., SEOUL                                              KSD
                            Citibank N.A., New York Agreement 7/16/81
                            New York Agreement Amendment 8/31/90
                            Citibank, Seoul Agreement Supplement 3/7/94

MALAYSIA                HONGKONG BANK MALAYSIA BERHAD                                     MCD
                            Hongkong & Shanghai Banking Corp. Agt. 4/19/91     Bank Negara Malaysia
                            Omnibus Supplement 12/29/93
                            Malaysia Subsidiary Supplement 5/23/94

MEXICO                  CITIBANK MEXICO, S. A.                                          Indeval
                            Citibank N.A., New York Agreement 7/16/81                Banco de Mexico
                            New York Agreement Amendment 8/31/90

MOROCCO                 BANQUE MAROCAINE DU COMMERCE EXTERIEUR                           None
                            BMCE Agreement 7/6/94

NETHERLANDS             ABN-AMRO BANK                                                  NECIGEF
                            ABN-AMRO Agreement 12/19/88                          De Nederlandsche Bank

NEW ZEALAND             NATIONAL AUSTRALIA BANK LTD.                                 Reserve Bank of
                            National Australia Bank Agreement 5/1/85                  New Zealand
                            Agreement Amendment 2/13/92
                            Omnibus Amendment 11/22/93
                            New Zealand Addendum 3/7/89

NORWAY                  CHRISTIANIA BANK                                                 VPS
                            Christiania Bank Agreement 3/2/89

PAKISTAN                STANDARD CHARTERED BANK, KARACHI                                None
                            Standard Chartered Bank Agreement 2/18/92

PERU                    CITIBANK N.A., LIMA                                            CAVAL
                            Citibank N.A., New York Agreement 7/16/81
                            New York Agreement Amendment 8/31/90

PHILIPPINES             CITIBANK N.A., MANILA                                          None
                            Citibank N.A., New York Agreement 7/16/81
                            New York Agreement Amendment 8/31/90


2/24/95                                 PAGE 4 OF 6                                  RefStrong


             BROWN BROTHERS HARRIMAN & CO. - GLOBAL CUSTODY NETWORK
                                THE STRONG FUNDS
                                   APPENDIX A


COUNTRY                               SUBCUSTODIAN                                      DEPOSITORY
-------                               ------------                                      ----------
POLAND                  CITIBANK (POLAND) S.A.                                            CKDPW
                            Citibank N.A., New York Agreement 7/16/81
                            New York Agreement Amendment 8/31/90
                            Citibank Subsidiary Amendment 8/7/92
                            Citibank, N.A./Citibank Poland S.A. Agt. 11/6/92

PORTUGAL                BANCO ESPIRITO SANTO E COMERCIAL                                 Interbolsa
                        DE LISBOA, S.A.
                            BESCL Agreement 4/26/89
                            Omnibus Amendment 2/23/94

SINGAPORE               HONGKONG & SHANGHAI BANKING CORP.                                   CDP
                            Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                            Omnibus Supplement 12/29/93

SOUTH AFRICA            FIRST NATIONAL BANK OF SOUTHERN AFRICA                              CD
                            First National Bank of Southern Africa Agt. 8/7/91
                            FNBSA Depository Amendment Proposed

SPAIN                   BANCO SANTANDER                                                    SCLV
                            Banco Santander Agreement 12/14/88                        Banco de Espana

SRI LANKA               HONGKONG & SHANGHAI BANKING CORP.                                  CDS
                            Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                            Omnibus Supplement 12/29/93

SWAZILAND               BARCLAYS BANK PLC                                                  None
                            Barclays Bank Agreement 10/5/94

SWEDEN                  SKANDINAVISKA ENSKILDA BANKEN                                      VPC
                            Skandinaviska Enskilda Banken Agreement 2/20/89
                            Omnibus Amendment 12/3/93

SWITZERLAND             UNION BANK OF SWITZERLAND                                          SEGA
                            Union Bank of Switzerland Agreement 12/20/88

TAIWAN                  STANDARD CHARTERED BANK, TAIPEI                                    TSCD
                            Standard Chartered Bank Agreement 2/18/92





2/24/95                                 PAGE 5 OF 6                                     RefStrong


                       STRONG CAPITAL MANAGEMENT, INC.

                              DOMESTIC MUTUAL FUND

                          GLOBAL CUSTODY FEE SCHEDULE
                                  July, 1995

Payable quarterly on the value of assets:

         Foreign (excluding Euroclear)

         .0015 per year on first $50 million
         .0012 per year on next $50 million
         .0010 per year on all over $100 million

         Euroclear

         .0012 per year on first $50 million
         .0010 per year on next $50 million
         .0008 per year on all over $100 million

Minimum: $45,000 (all domestic portfolios combined)

Transaction Charge:  $35

Emerging markets will be negotiated at the time of investment

                             OUT-OF-POCKET EXPENSES

         Out-of-pocket expenses including, but not limited to telex, legal, telephone, postage and direct expenses including but not limited to customized systems programming, registration and certificate fees would be additional. Brokerage, stamp duty and Euroclear deposit and withdrawl charges are for the account of the Fund.

         This schedule includes all custody fees and transaction charges of subcustodians. Emerging markets may require the use of a local administrative agent. Administrative fees will be for the account of the Fund. Charges associated with income collection, governmental stamp or other taxes will also be for the account of the Fund.

                       STRONG CAPITAL MANAGEMENT, INC.

                              DOMESTIC MUTUAL FUND

                          DOMESTIC CUSTODY FEE SCHEDULE
                                   JULY, 1993

Payable quarterly on the value of assets:

Domestic Assets (Based on Entire Relationship)

         .0001 per year on first $1 billion
         .000075 per year on all over $1 billion

Transaction Charges:
         DTC Eligible:                                            $8
         Non-DTC Eligible:                                        $10
         Domestic Wires:                                          $10
         Options and Futures Variation Margin:                    $10
         Mortgage Backed Securities Paydowns:                     $8
         Transaction charges on trades where BBH&Co. acts as broker will be waived.

Brokerage Credit
         Brokerage commissions executed through BBH&Co. will be available to reduce custody and transaction charges on the basis of the offset formula of 2:1.


                             OUT-OF-POCKET EXPENSES
         Out-of-pocket expenses including, but not limited to, telex, legal, telephone and postage would be additional.